Exhibit 99.1

Evofem Reports Fifth Consecutive Year of Net Sales Growth

— Net sales surpassed $20 million mark in FY 2025 —

— Income from operations increased to $3.4 million in FY 2025 —

SAN DIEGO, CA, March 11, 2026 — Women’s health innovator Evofem Biosciences, Inc. (Evofem or the Company) (OTCID: EVFM), today announced financial results for the fourth quarter and year ended December 31, 2025. Highlights include:

●	Achieved record net sales of $20.2 million in 2025—Evofem’s fifth consecutive year of net sales growth—mainly driven by sales of PHEXX® (lactic acid, citric acid, and potassium bitartrate), our hormone-free, on demand contraceptive vaginal gel.

●	Reduced total operating expenses by 38% to $16.8 million in 2025 versus $27.0 million in 2024. The $10.2 million reduction included a $ 5.6 million gain from the settlement of a portion of the Company’s trade payables with vendors, and a $1.9 million non-cash gain on the change in accounting estimates on a contingent royalty liability.

●	Income from operations increased to $3.4 million in 2025, versus a loss from operations of $7.7 million in 2024.

●	Net income attributable to common stockholders increased to $0.3 million, or $0.00 per basic and diluted share, in 2025, versus a net loss of $9.0 million, or ($0.11) per basic and diluted share, in 2024.

“In 2025 we delivered our fifth consecutive year of net sales growth, and posted record net sales of more than $20 million, despite ongoing capital constraints. This achievement is a testament to the quality of our products, PHEXX and SOLOSEC, which offer women innovation to address their unmet sexual health needs, and the grit and resilience of our team,” said Saundra Pelletier, CEO of Evofem Biosciences.

Additionally, since October 1, 2025:

●	Evofem advanced initiatives to lower manufacturing costs for both products, targeting estimated reductions of 55-60% for PHEXX and SOLOSEC® (secnidazole) 2g oral granules.

●	The Emirates Drug Establishment (EDE) issued favorable pricing certificates for PHEXX, a preliminary administrative step toward anticipated regulatory approval in the United Arab Emirates (UAE).

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●	The EDE review of the SOLOSEC application in the UAE is underway.

●	Patient recruitment is ongoing in an investigator-led, NIH-funded Phase 4 clinical trial evaluating the effectiveness and cost-effectiveness of SOLOSEC (single-dose, one time) versus metronidazole (twice daily for seven days) for the treatment of Trichomonas vaginalis in men and women. Study investigators hypothesize that the rate of repeat infections with T. vaginalis will be 1.75 lower in the SOLOSEC group versus the multi-dose oral metronidazole arm and that single-dose SOLOSEC will have higher initial cost but will be more cost effective compared to multi-dose metronidazole, largely due to lower breakthrough rates of infection.[1]

Full Year Financial Results

For the year ended December 31, 2025, net sales were $20.2 million compared to $19.4 million in the prior year. The 4% increase reflects the higher PHEXX wholesale average cost (WAC) and slight improvement in gross-to-net ratio. SOLOSEC net sales also contributed to the increase, with a full year of sales in 2025 vs. 5.5 months in the prior year; Evofem acquired the single-dose oral STI treatment in July 2024 and relaunched it in the U.S. in late 2024.

Total operating expenses were $16.8 million, a $10.2 million reduction compared to the prior year which was driven by:

●	A $5.3 million reduction in research and development expenses in 2025 due to the settlement of a portion of our trade payables and accrued liabilities, partially offset by an uptick in outside services costs;

●	A $4.2 million reduction in general and administrative expenses in 2025 vs. 2024; and

●	A one-time gain of $1.9 million in 2025 due to the expiration of the Rush patent and related royalty, which triggered a change in the accounting estimate for the contingent royalty liability.

●	These aggregate savings were partially offset by a $0.5 million uptick in selling and marketing expenses in 2025 versus 2024. The increase reflects a full year of PDUFA fees, 3PL fees, and other commercial costs for SOLOSEC in 2025 vs. 5.5 months in 2024.

As a result, Evofem reported $3.4 million of operating income in 2025, compared to a loss from operations of $7.7 million in the prior year.

Net income attributable to common stockholders increased to $0.3 million, or $0.00 per basic and diluted share, in 2025, versus a net loss of $9.0 million, or ($0.11) per basic and diluted share, in 2024.

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Fourth Quarter Financial Results

For the three months ended December 31, 2025, net sales were $9.6 million, versus $7.1 million in the prior year period. The 35% increase predominantly reflects the higher PHEXX WAC, more favorable gross-to-net ratio, and higher PHEXX ex-factory unit sales in the 2025 period.

Total operating expenses decreased to $6.2 million in the fourth quarter of 2025 as compared to $8.1 million in the prior year period. Lower general and administrative and research and development expenses were offset in part by a $1.1 million increase in cost of goods sold (COGS), to a lesser extent, higher PHEXX sales in the 2025 period.

As a result, Evofem reported $3.3 million of operating income for the fourth quarter of 2025, versus a loss from operations of $1.0 million in the prior year period.

Net income was $2.8 million, or $0.02 per basic and $0.00 per diluted share, in the fourth quarter of 2025, versus a net loss of $3.0 million, or ($0.03) per basic and diluted share, for the fourth quarter of 2024.

About Evofem

Evofem Biosciences is a San Diego-based pharmaceutical company commercializing two FDA-approved sexual and reproductive health products:

●	PHEXX® (lactic acid, citric acid, and potassium bitartrate) - the first and only hormone-free, on-demand prescription contraceptive vaginal gel. Visit phexx.com to learn more and for important safety information.

●	SOLOSEC® (secnidazole) 2 g oral granules - an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose. Visit solosec.com to learn more and for important safety information.

PHEXX® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

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Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “could,” “estimate,” “expect,” “target,” “hypothesize,” “intend,” “potential,” “strategy,” “will,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include but are not limited to, Evofem’s expectations regarding the anticipated impact of COGS reduction initiatives, the timing and outcome of the EDE review of the submissions for PHEXX and SOLOSEC in the UAE, and the commercialization of PHEXX and SOLOSEC. Forward-looking statements are based on current assumptions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements include, but are not limited to, limited cash resources, the Company’s ability to continue as a going concern, dependence on new capital or business development transactions to fund operations, potential delays in regulatory approvals, changes in market demand, manufacturing and supply chain risks, and the nonrecurring nature of certain recent gains, together with those that are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 11, 2026 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. Evofem undertakes no obligation to update or revise any forward-looking statement except as required by law, and investors are cautioned not to place undue reliance on such statements given the Company’s current liquidity position and evolving business conditions.

Sources

1.	National Institute of Allergy & Infectious Diseases (NIAID) of the National Institutes of Health. Award number R01AI183266: Refining Trichomonas vaginalis treatment in women and men.

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